Exhibit 99.1

Ribbon Communications Inc. Reports
First Quarter 2022 Financial Results

North American IP Optical Networks Sales Up 190% YOY

Projecting Strong Q2 Sequential Total Company Revenue Growth

April 27, 2022

Conference Call Details

Conference call to discuss the Company’s financial results for the first quarter ended March 31, 2022 on April 27, 2022, via the investor section of its website at investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date: April 27, 2022
Time: 4:30 p.m. (ET)
Dial-in number (USA): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until May 11, 2022 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13727656.

Investor Relations

+1 (978) 614-8050

ir@rbbn.com

North American Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

APAC, CALA & EMEA Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Analyst Relations

Michael Cooper

+1 (708) 212-6922

mcooper@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced its financial results for the first quarter of 2022.

Revenue for the first quarter of 2022 was $173 million, compared to $193 million for the first quarter of 2021. Product and service bookings-to-revenue was 1.20x in the first quarter of 2022, with IP Optical Networks at 1.27x.

“The Ribbon team delivered financial results directly in-line with our guidance for the quarter despite continued supply chain constraints. Our continued growth in IP Optical sales in North America, strong RFP activity, and new product pipeline provide confidence that our financial performance will continue to improve throughout the year,” noted Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.

McClelland continued, “The increased investment we are making in product development is accelerating the pace of new product and service introductions in order to deliver on our strategy to generate both near-term and longer-term revenue growth. Partnerships such as our recent Cloud & Edge announcement with Microsoft to accelerate deployment of Teams further differentiate our solutions and expand our market reach.”

Financial Highlights1, 2

In millions, except per share amounts	Three months ended
	March 31,
	2022	2021
GAAP Revenue	$173	$193
GAAP Net loss	$(70)	$(45)
Non-GAAP Net income / (loss)	$(12)	$5
Non-GAAP Adjusted EBITDA	$(9)	$20
GAAP diluted loss per share	$(0.47)	$(0.31)
Non-GAAP diluted earnings / (loss) per share	$(0.08)	$0.03
Weighted average shares outstanding basic	149	146
Weighted average shares outstanding diluted	154	155

1 The Company’s results include the impact of changes in the fair value of the consideration received from the sale of its Kandy Communications business (the “Kandy Sale”) to American Virtual Cloud Technologies (“AVCT”) and paid-in-kind interest earned on the consideration. These amounts totaled approximately $27 million and $22 million for 1Q22 and 1Q21, respectively. Fluctuations in AVCT’s stock price will impact the future amounts that are recorded in Other expense, net, and could materially impact the Company’s quarterly results.

2 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Cash, cash equivalents and restricted cash totaled $95 million at March 31, 2022, compared with $106 million at December 31, 2021 and $109 million at March 31, 2021. The GAAP net loss of $70 million in the first quarter of 2022 includes a $27 million non-cash loss associated with the quarterly mark-to-market of our investment in AVCT from the Kandy Sale.

“In the first quarter of 2022, we had good cash flow from operations enabling an additional term loan payment of $15 million. We expect sequential improvement in both revenue and margin this quarter and further improvement in the second half of this year,” said Mick Lopez, Chief Financial Officer of Ribbon Communications.

Business Outlook1

The Company’s outlook is based on current indications for its business, which are subject to change. For the second quarter of 2022, the Company projects revenue of $200 million to $215 million, non-GAAP gross margin of 53.5% to 54.5%, non-GAAP diluted earnings per share of $0.03 to $0.06, and Adjusted EBITDA of $17 million to $23 million. For the full year 2022, the Company’s guidance remains unchanged.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Investor Conference Schedule

•	May 10, 2022 – Oppenheimer Emerging Growth Conference (virtual one-on-one institutional investor meetings).
•	May 26, 2022 – B. Riley Securities Annual Institutional Investor Conference (one-on-one institutional investor meetings).
•	June 1-2, 2022 – Cowen 50th Annual Technology, Media & Telecom Conference (presentation and one-on-one institutional investor meetings).

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s projected financial results for the second quarter 2022 and beyond; customer engagement and momentum; plans and objectives for future operations; and plans for future product development and manufacturing, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, risks related to supply chain disruptions resulting from component availability; the effects of geopolitical instabilities and disputes, including between Russia and Ukraine and the impact of sanctions imposed as a result thereof; risks related to the continuing COVID-19 pandemic, including delays in customer deployments as a result of rises in cases; risks that the Company will not realize the anticipated benefits from the acquisition of ECI Telecom Group Ltd.; risks that the Company will not realize the estimated cost savings and/or anticipated benefits from its strategic restructuring; the impact of restructuring and cost-containment activities; declines in the value of the Company’s ongoing investment in AVCT, the purchaser of the Company’s Kandy Communications business ; unpredictable fluctuations in quarterly revenue and operating results; risks related to the terms of the Company’s credit agreement including compliance with the financial covenants; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions; litigation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; increases in tariffs, trade restrictions or taxes on the Company’s products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2021. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors will allow investors to view the financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, its management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology; Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Impairment of Goodwill

The Company performs its annual testing for impairment of goodwill in the fourth quarter each year. For the purpose of testing goodwill for impairment, all goodwill has been assigned to one of the Company’s two operating segments. The Company performs a fair value analysis using both an income and market approach, which encompasses a discounted cash flow analysis and a guideline public company analysis using selected multiples. Based on the results of its recently completed impairment test, the Company determined that the carrying value of its IP Optical Networks segment exceeded its fair value, and accordingly, recorded a non-cash impairment charge of $116 million in the fourth quarter of 2021. There was no impairment of the Company’s Cloud and Edge segment. The Company believes that such non-cash costs are not part of its core business or ongoing operations. Accordingly, the Company believes that excluding the goodwill impairment charge facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of its acquired businesses and the Company. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Interest Income on Debentures

The Company recorded paid-in-kind interest income on the AVCT Series A-1 convertible debentures (the “Debentures”) it received as consideration in connection with the Kandy Sale through September 8, 2021, when the Debentures were converted to shares of AVCT common stock (the “Debenture Shares”), which increased their fair value. The Company excludes this interest income because it believes that such a gain is not part of its core business or ongoing operations.

Decrease in Fair Value of Investments

The Company calculates the fair values of the Debentures and the warrants to purchase shares of AVCT common stock (the “Warrants”) it received as consideration in connection with the Kandy Sale (prior to September 8, 2021) and the Debenture Shares and Warrants (effective September 8, 2021) at each quarter-end and records any adjustments to their fair values in Other expense, net. The Company excludes these and any subsequent gains and losses from the change in fair value of this investment because it believes that such gains or losses are not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax benefit (provision) is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax benefit (provision) assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from loss from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; impairment of goodwill; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that considers to be non-cash and/or not part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Revenue:
Product	$81,990	$130,298	$97,889
Service	91,208	100,279	94,883
Total revenue	173,198	230,577	192,772

Cost of revenue:
Product	51,209	70,165	44,445
Service	35,667	36,711	37,780
Amortization of acquired technology	8,267	8,908	10,061
Total cost of revenue	95,143	115,784	92,286

Gross profit	78,055	114,793	100,486

Gross margin	45.1%	49.8%	52.1%

Operating expenses:
Research and development	52,690	51,609	47,410
Sales and marketing	37,619	42,067	37,218
General and administrative	12,862	13,226	15,553
Amortization of acquired intangible assets	7,275	7,493	5,762
Impairment of goodwill	-	116,000	-
Acquisition-, disposal- and integration-related	1,849	3,428	1,197
Restructuring and related	4,814	1,106	5,950
Total operating expenses	117,109	234,929	113,090

Loss from operations	(39,054)	(120,136)	(12,604)
Interest expense, net	(4,001)	(3,995)	(5,819)
Other expense, net	(28,800)	(8,546)	(25,448)

Loss before income taxes	(71,855)	(132,677)	(43,871)
Income tax benefit (provision)	1,880	36,369	(816)

Net loss	$(69,975)	$(96,308)	$(44,687)

Loss per share:
Basic	$(0.47)	$(0.65)	$(0.31)
Diluted	$(0.47)	$(0.65)	$(0.31)

Weighted average shares used to compute loss per share:
Basic	149,167	148,675	145,936
Diluted	149,167	148,675	145,936

RIBBON COMMUNICATIONS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$92,838	$103,915
Restricted cash	2,627	2,570
Accounts receivable, net	220,964	282,917
Inventory	61,578	54,043
Other current assets	44,723	37,545
Total current assets	422,730	480,990

Property and equipment, net	48,043	47,685
Intangible assets, net	335,188	350,730
Goodwill	300,892	300,892
Investments	16,904	43,931
Deferred income taxes	53,843	47,287
Operating lease right-of-use assets	49,549	53,147
Other assets	37,006	23,075
	$1,264,155	$1,347,737

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$20,058	$20,058
Accounts payable	97,837	97,121
Accrued expenses and other	94,584	100,752
Operating lease liabilities	16,622	17,403
Deferred revenue	109,084	109,119
Total current liabilities	338,185	344,453

Long-term debt, net of current	330,353	350,217
Operating lease liabilities, net of current	51,599	55,196
Deferred revenue, net of current	19,312	20,619
Deferred income taxes	8,104	8,116
Other long-term liabilities	42,190	41,970
Total liabilities	789,743	820,571

Commitments and contingencies

Stockholders' equity:
Common stock	15	15
Additional paid-in capital	1,877,677	1,875,234
Accumulated deficit	(1,425,636)	(1,355,661)
Accumulated other comprehensive income	22,356	7,578
Total stockholders' equity	474,412	527,166
	$1,264,155	$1,347,737

RIBBON COMMUNICATIONS INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended
	March 31,	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(69,975)	$(44,687)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,885	4,226
Amortization of intangible assets	15,542	15,823
Amortization of debt issuance costs	527	3,141
Stock-based compensation	4,255	5,060
Deferred income taxes	(6,773)	293
Decrease in fair value of investments	27,027	22,441
Foreign currency exchange losses	1,105	1,716
Changes in operating assets and liabilities:
Accounts receivable	60,461	28,083
Inventory	(11,837)	(330)
Other operating assets	(423)	979
Accounts payable	540	(3,800)
Accrued expenses and other long-term liabilities	(7,962)	(41,480)
Deferred revenue	(1,342)	2,323
Net cash provided by (used in) operating activities	15,030	(6,212)

Cash flows from investing activities:
Purchases of property and equipment	(3,471)	(5,357)
Net cash used in investing activities	(3,471)	(5,357)

Cash flows from financing activities:
Proceeds from issuance of term debt	-	74,625
Principal payments of term debt	(20,015)	(77,132)
Principal payments of finance leases	(198)	(272)
Payment of debt issuance costs	(370)	(789)
Proceeds from the exercise of stock options	-	24
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,812)	(11,233)
Net cash used in by financing activities	(22,395)	(14,777)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(184)	(464)

Net decrease in cash, cash equivalents and restricted cash	(11,020)	(26,810)
Cash, cash equivalents and restricted cash, beginning of year	106,485	135,697
Cash, cash equivalents and restricted cash, end of period	$95,465	$108,887

RIBBON COMMUNICATIONS INC.
Supplemental Information
(in thousands)
(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Stock-based compensation
Cost of revenue - product	$99	$97	$27
Cost of revenue - service	481	488	235
Cost of revenue	580	585	262

Research and development	1,206	1,243	627
Sales and marketing	1,371	2,011	1,874
General and administrative	1,098	1,168	2,297
Operating expense	3,675	4,422	4,798

Total stock-based compensation	$4,255	$5,007	$5,060

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
GAAP Gross margin	45.1%	49.8%	52.1%
Stock-based compensation	0.3%	0.3%	0.2%
Amortization of acquired technology	4.8%	3.8%	5.2%
Non-GAAP Gross margin	50.2%	53.9%	57.5%

GAAP Net loss	$(69,975)	$(96,308)	$(44,687)
Stock-based compensation	4,255	5,007	5,060
Amortization of acquired intangible assets	15,542	16,401	15,823
Impairment of goodwill	-	116,000	-
Acquisition-, disposal- and integration-related	1,849	3,428	1,197
Restructuring and related	4,814	1,106	5,950
Interest income on debentures	-	-	(1,459)
Decrease in fair value of investments	27,027	6,508	23,900
Tax effect of non-GAAP adjustments	4,531	(50,830)	(880)
Non-GAAP Net (loss) income	$(11,957)	$1,312	$4,904

GAAP Diluted loss per share	$(0.47)	$(0.65)	$(0.31)
Stock-based compensation	0.03	0.03	0.03
Amortization of acquired intangible assets	0.11	0.12	0.11
Impairment of goodwill	-	0.77	-
Acquisition-, disposal- and integration-related	0.01	0.02	0.01
Restructuring and related	0.03	0.01	0.05
Interest income on debentures	-	-	(0.01)
Decrease in fair value of investments	0.18	0.04	0.16
Tax effect of non-GAAP adjustments	0.03	(0.33)	(0.01)
Non-GAAP Diluted (loss) earnings per share	$(0.08)	$0.01	$0.03

Weighted average shares used to compute diluted (loss) earnings per share
Shares used to compute GAAP diluted loss per share	149,167	148,675	145,936
Shares used to compute Non-GAAP diluted (loss) earnings per share	149,167	153,898	155,032

GAAP Loss from operations	$(39,054)	$(120,136)	$(12,604)
Depreciation	3,885	4,278	4,226
Amortization of acquired intangible assets	15,542	16,401	15,823
Stock-based compensation	4,255	5,007	5,060
Impairment of goodwill	-	116,000	-
Acquisition-, disposal- and integration-related	1,849	3,428	1,197
Restructuring and related	4,814	1,106	5,950
Non-GAAP Adjusted EBITDA	$(8,709)	$26,084	$19,652

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook
(unaudited)

	Three months ending		Year ending
	June 30, 2022		December 31, 2022
	Range		Range
Revenue ($ millions)	$200	$215	$850	$880

Gross margin:
GAAP outlook	49.2%	50.5%	51.1%	52.2%
Stock-based compensation	0.3%	0.3%	0.3%	0.3%
Amortization of acquired technology	4.0%	3.7%	3.6%	3.5%
Non-GAAP outlook	53.5%	54.5%	55.0%	56.0%

Earnings per share:
GAAP outlook	$(0.14)	$(0.09)	$(0.52)	$(0.46)
Stock-based compensation	0.03	0.03	0.13	0.13
Amortization of acquired intangible assets	0.10	0.10	0.39	0.39
Acquisition-, disposal- and integration-related	0.01	0.01	0.02	0.02
Restructuring and related	0.01	0.01	0.13	0.13
Decrease in fair value of investments	-	-	0.17	0.17
Tax effect of non-GAAP adjustments	0.02	-	(0.02)	(0.04)
Non-GAAP outlook	$0.03	$0.06	$0.30	$0.34

Weighted average shares used to compute GAAP diluted loss per share (in thousands)	150,000	150,000	151,000	151,000
Weighted average shares used to compute Non-GAAP diluted earnings per share (in thousands)	156,000	156,000	157,000	157,000

Adjusted EBITDA ($ millions):
GAAP loss from operations	$(10.1)	$(4.1)	$(10.5)	$(0.5)
Depreciation	4.1	4.1	16.5	16.5
Amortization of acquired intangible assets	15.4	15.4	60.4	60.4
Stock-based compensation	4.7	4.7	19.8	19.8
Acquisition-, disposal- and integration-related	1.2	1.2	3.8	3.8
Restructuring and related	1.7	1.7	20.0	20.0
Non-GAAP outlook	$17.0	$23.0	$110.0	$120.0